Residential Funding Mortgage Securities I, Inc.
                                    Depositor

                         Residential Funding Corporation
                                 Master Servicer

               Mortgage Pass-Through Certificates, Series 2002-S8

                          Supplement dated May 24, 2002
                                       to
                    Prospectus Supplement dated May 22, 2002
                                       to
                         Prospectus dated March 25, 2002

     Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus Supplement dated May 22, 2002.

     The first sentence of the third full paragraph on page S-37 under the caption entitled "Description of the Certificates--Allocation of Losses; Subordination" of the prospectus supplement shall be amended by deleting that sentence in its entirety and replacing it with the following:

     "The Fraud Loss Amount shall initially be equal to $2,541,999."




  Goldman, Sachs & Co.                           Banc of America Securities LLC

                                  Underwriters




         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until August 23, 2002.


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